As filed with the Securities and Exchange Commission on August 28, 1998

                                          Registration No. 333-

==========================================================================

                            UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, DC 20549

                              FORM S-8

                     REGISTRATION STATEMENT UNDER
                      THE SECURITIES ACT OF 1933

                SAFE TECHNOLOGIES INTERNATIONAL, INC.
            (name of small business issuer in its charter)

      Delaware                                              22-2824492
(State of jurisdiction                                   (I.R.S. Employer
 or incorporation or organization)                      Identification No.)


                       249 Peruvian Avenue
                    Palm Beach, Florida 33480
             (Address of Principal Executive Office)

              Safe Technologies International, Inc.
                    1998 Stock Incentive Plan
                     (Full Title of the Plan)

                         Barbara L. Tolley
              Safe Technologies International, Inc.
                        249 Peruvian Avenue
                    Palm Beach, Florida 33480
                          (561) 832-2700

   (Name, address and telephone number of agent for service)

               CALCULATION OF REGISTRATION FEE

                                      Proposed Maximum
                                 ------------------------
Title of Each Class    Amount       Offering    Aggregate
of Securities to be    to be        Price Per   Offering      Amount of
     Registered     Registered (1)  Share (2)   Price (2)  Registration Fee
------------------- --------------  ---------  ----------  ----------------
Options(3)          30,000,000       $0.0425   $1,275,000     $376.12

Common Stock (4)    45,000,000       $0.0425   $1,912,500     $564.19

Total Registration Fee                                        $940.31
---------------------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416 under the Securities Act of 1933, as amended, an additional indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.


(2) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the maximum offering price per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on August 25, 1998, as reported on the OTC Bulletin Board.

(3) Options granted under the Plan.

(4) Includes 15,000,000 shares of Common Stock granted as Stock Awards and 30,000,000 shares of Common Stock issuable upon exercise of Stock Options granted under the Plan.


EXPLANATORY NOTE

This Registration Statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act") to register shares of common stock, $.00001 par value ("Common Stock") of Safe Technologies International, Inc. (the "Company") issuable pursuant to the Company's 1998 Incentive Stock Plan (the "Stock Plan").

PART I. INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.

Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"), an information statement containing the information specified in Part I of Form S-8 (an "Information Statement") will be distributed to participants under the Company's 1998 Incentive Plan. Such Information Statement, taken together with the documents incorporated by reference herein pursuant to Item 3 of Part II below, constitutes a prospectus meeting the requirements of Section 10(a) of the Securities Act, and such Information Statement is hereby incorporated by reference in this Registration Statement.


PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The Company incorporates the following documents by reference in this Registration Statement.

(a) Company's Annual Report on Form 10-KSB for the fiscal year ended November 30, 1997.

(b) Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1998 and June 30, 1998.

(c) Company's Current Reports on Form 8-K filed on February 23, 1998, May 27, 1998, June 23, 1998, July 21, 1998 and July 28, 1998.

(d) The description of the Company's common stock which is contained in the Company's registration statement on Form 8-A dated May 9, 1989.

All other documents subsequently filed by Company under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), and prior to the filing of the post-effective amendment to this Registration Statement which indicate that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents.


ITEM 4. DESCRIPTION OF SECURITIES.

The Company's Common Stock is registered pursuant to Section 12 of the Exchange Act, and therefore, the description of securities is omitted.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

Not Applicable.


ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Delaware General Corporation, Law, Section 102(b)(7), enables a corporation in its certificate of incorporation to eliminate or limit personal liability of members of its Board of Directors for monetary damages for breach of a director's fiduciary duty of care. The elimination or limitation does not apply where there has been a breach of the duty of loyalty, failure to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was deemed illegal or obtaining an improper personal benefit. The Company's Certificate of Incorporation contains comparable provisions.

Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The Bylaws of the Company include comparable provisions.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.


ITEM 8. EXHIBITS.

5.1 Opinion of English, McCaughan & O'Bryan, P.A. as to the legal of securities being registered.

10.1 Company's 1998 Stock Incentive Plan.

23.1 Consent of Scott & Guilfoyle.

23.2 Consent of English, McCaughan & O'Bryan, P.A. (contained in Exhibit
5.1).

ITEM 9. UNDERTAKINGS.

A. The undersigned Company, a small business issuer, will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the Securities that remain unsold at the end of the offering.

B. The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's Annual Report pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1993, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach, State of Florida, on this 28th day of August, 1998.

SAFE TECHNOLOGIES INTERNATIONAL, INC.


By:/s/ Barbara L. Tolley
Barbara L. Tolley
Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933 as amended, this Registration Statement on Form S-8 (the "Registration Statement") has been signed by the following person in the capacities and on the dates indicated.

     Signature                       Title                      Date
     ---------                       -----                      ----
/s/ Barbara L. Tolley         Chief Executive Officer       August 28, 1998
Barbara L. Tolley             and Director

/s/ Michael A. Bhathena       Vice President and            August 28, 1998
Michael L. Bhathena           Chief Information Officer

/s/ Bradford L. Tolley        Treasurer and Secretary       August 28, 1998
Bradford L. Tolley

/s/ Jack W. Tolley            Director                      August 28, 1998
Jack W. Tolley

/s/ Charles N. Martin         Director                      August 28, 1998
Charles N. Martin

/s/ Robert L. Alexander       Director                      August 28, 1998
Robert L. Alexander

                                   EXHIBIT INDEX

Exhibit                 Description
-------                 -----------
   5.1       Opinion of English, McCaughan & O'Bryan, P.A.

  10.1       Company's 1998 Stock Incentive Plan.

  23.1       Consent of Scott & Guilfoyle

  23.2       Consent of English, McCaughan & O'Bryan, P.A.
             (contained in Exhibit 5.1)